FOR IMMEDIATE RELEASE

Wilson Bank & Trust to Acquire additional OFFICE in Cookeville FROM F&m bank

LEBANON, Tenn. (November 13, 2024) – Wilson Bank & Trust (“WBT”) announced today that it has entered into a purchase and assumption agreement to acquire an office from F&M Bank located at 900 North Washington Avenue in Cookeville, Tenn. Under the terms of the agreement, WBT will acquire the physical location and related fixed assets, substantially all of the customer deposit accounts affiliated with the office, currently estimated at approximately $35 million, and most of the loan accounts associated with the office.

Upon completion of the proposed transaction, WBT will operate 31 offices across 10 Tennessee counties, including two offices in Cookeville, and will hold more than $4.5 billion in deposits. This acquisition will also enable WBT to strengthen community ties and enhance its service capabilities in Cookeville and Putnam County.

John McDearman, CEO of WBT, commented, “We are excited about this opportunity to expand our footprint in Cookeville and provide even greater accessibility to our customers across Putnam County. This transaction allows us to deepen our commitment to a dynamic, growing market, complementing our existing office on Jefferson Avenue. We look forward to welcoming new customers and employees to the WBT family and to delivering our personalized approach to banking. With this new location, we are well-positioned to meet the needs of Cookeville’s community.”

"As part of F&M Bank’s strategic plan to sharpen our focus on core markets and strengthen our position, we have made the decision to sell our Cookeville branch. This transaction is a significant step in aligning our resources and investments where they can best support our long-term growth and serve our customers more effectively. We remain committed to delivering exceptional service and value to the communities that form the heart of our institution," said C. DeWayne Olive, CEO of F&M Bank.

The proposed transaction, which is subject to customary closing conditions, including approval by applicable regulatory authorities, is currently anticipated to close in the first half of 2025.

Olsen Palmer LLC served as WBT’s financial advisor for the transaction, while Bass, Berry & Sims PLC provided legal counsel. Piper Sandler & Co. served as F&M Financial Corporation’s exclusive financial advisor for the transaction, while Nelson Mullins Riley & Scarborough LLP provided legal counsel.

About Wilson Bank & Trust

Founded in 1987, Wilson Bank & Trust (WBT) is a full-service, independent community bank headquartered in Lebanon, Tenn, and a subsidiary of Wilson Bank Holding Company. With $5 billion in assets and more than 600 employees across 30 offices, WBT remains dedicated to providing customized, local banking solutions for businesses and individuals. WBT offers a complete range of commercial and consumer banking products and services, including treasury management, electronic banking, and investments while staying true to its commitment to community and equal access to credit. Learn more at www.wilsonbank.com.

About F&M Bank

F&M Bank, chartered in 1906 and headquartered in Clarksville, Tennessee, is a proud subsidiary of F&M Financial Corporation. The bank operates 19 full-service branches serving the communities of Middle Tennessee and South Central Kentucky, providing a comprehensive range of financial solutions. With assets totaling $1.7 billion, F&M Bank demonstrates its longstanding financial strength and commitment to growth. As a privately owned institution, it remains focused on delivering personalized, community-oriented banking services. For more information, please visit www.myfmbank.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") regarding, among other things, the anticipated acquisition by Wilson Bank & Trust of a branch office located in Cookeville, Tennessee operated by F&M Bank. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Wilson Bank Holding Company undertakes no obligation to publicly release any modifications or revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Wilson Bank Holding Company cautions investors that such forward-looking statements involve known and unknown risks and uncertainties, and these risks and uncertainties may cause the actual results or performance of Wilson Bank Holding Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These risk include the ability of WBT to secure any regulatory approvals required to consummate the proposed acquisition of the Cookeville, Tennessee branch being acquired by WBT; the ability of WBT to retain key employees of the branch being acquired; WBT’s ability to successfully integrate the acquired branch that it has agreed to acquire; and the performance of the loan portfolio to be acquired by WBT in the branch acquisition.

Contact Information:

Wilson Bank & Trust

John McDearman

Chief Executive Officer

(615) 443-6675

jmcdearman@wilsonbank.com

F&M Bank

DeWayne Olive

Chief Executive Officer

(931) 553-4660

dewayne.olive@myfmbank.com